Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 on Registration Statement on Form S-3 to Registration Statement on Form S-1 of Alsius Corporation of our report dated March 14, 2007 relating to the financial statements for the years ended December 31, 2006, 2005 and 2004, which appears in Alsius Corporation's (formerly Ithaka Acquisition Corp.) Definitive Proxy Statement filed on June 8, 2007.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

December 14, 2007	/s/ PricewaterhouseCoopers LLP PricewaterhouseCoopers LLP Irvine, California